SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 18, 1999


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                          BARRINGER LABORATORIES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

             1-8241                                        84-0951626
     ----------------------                     -------------------------------
    (Commission File Number)                   (IRS Employer Identification No.)

         15000 West 6th Avenue, Suite 300, Golden   CO              80401-5047
         ---------------------------------------------              ----------
          (Address of principal executive offices)                  (Zip Code)

     Registrant's telephone number, including area code:   303/277-1687

                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)











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ITEM 5. OTHER EVENTS

     On or about October 18, 1999, the Registrant, Barringer Laboratories, Inc. ("Barringer"), has approved the sale and issuance of up to 8,333,333 shares of its Common Stock, $.01 par value, at $.06 per share which will provide an equity infusion to the company in amount of up to $500,000.00. Proceeds from the sale of Common Stock is needed by Barringer for its immediate and anticipated near term cash flow needs. The stock will be sold to certain of Barringer's existing shareholders.

     Barringer's Certificate of Incorporation, as amended, authorizes the issuance of 10,000,000 shares of Common Stock and 1,000,000 share of Preferred Stock, $2.00 par value. There are 6,830,958 shares of Common Stock outstanding. Therefore, Barringer does not have a sufficient number of unissued shares of Common Stock authorized in its Certificate of Incorporation needed to sell the entire 8,333,333 shares, as approved. Accordingly, Barringer's shareholders will be asked at the next shareholders' meeting to approve an amendment to Barringer's Certificate of Incorporation to increase the number of authorized, but unissued, shares of Common Stock. Pending such shareholder action, Barringer has been authorized to raise up to $500,000.00 through the issuance of convertible notes to those persons who subscribe to purchase shares of
Barringer's common stock. The form of the Convertible Note, together with the Security Agreement and Registration Rights Agreement which are referenced therein, are attached as Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively. Any and all discussion in this report of the Convertible Note, the Security Agreement and the Registration Rights Agreement is qualified by reference to Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6. Barringer began issuing Convertible Notes during the week of October 18, 1999, in connection with its plans to cause an equity infusion in an amount of up to $500,000.00. These securities have been issued pursuant to exemptions from registration under the Securities Act of 1933 as well as exemptions from registration under applicable state securities law.

     Each Convertible Note issued will give Barringer the right, at its sole option, to convert the balance thereof to shares of its Common Stock at a conversion price of $.06 per share of Common Stock. Barringer has committed itself under each Convertible Note to take all reasonable action to increase the authorized and unissued shares of Common Stock so that it can convert the notes to shares of Common Stock as soon as reasonably practicable. Each Convertible Note has a maturity date of one year and will require the payment of interest at the rate of ten percent (10%) per annum on the balance of the note only in the event that the note is not converted to shares of Common Stock. Pursuant to the terms of the Security Agreement, the obligations of Barringer arising under each Convertible Note will be secured by a pledge of essentially all of Barringer's assets.

     Barringer contemplates having to raise at least an additional $200,000.00 in the near term for its anticipated cash flow needs. Barringer expects to raise this amount through the sale of Common Stock at $.06 per share or by issuing convertible notes in such amounts with terms similar to those represented by
Exhibit 10.4.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     The following exhibits are filed herewith:

Name of Exhibit                                      Exhibit No.
---------------                                      -----------

Convertible Note                                         10.4
Security Agreement                                       10.5
Registration Rights Agreement                            10.6




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  March 2, 2000



                                           BARRINGER LABORATORIES, INC.



                                           By: /s/ J. Graham Russell
                                              ----------------------------------
                                              J. Graham Russell, President
















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